   As filed with the Securities and Exchange Commission on July 21, 1999

                                           REGISTRATION STATEMENT NO.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  __________

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        ------------------------------

                               VOYAGER.NET, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                          7389                    38-3431501
(State or Other Jurisdiction       (Primary Standard Industrial     (I.R.S. Employer
of Incorporation or Organization)  Classification Code Number)     Identification No.)

                        ------------------------------
                       4660 S. HAGADORN ROAD, SUITE 320
                            EAST LANSING, MI 48823
                                (517) 324-8940
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)

                        ------------------------------

                             CHRISTOPHER P. TORTO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               VOYAGER.NET, INC.
                        4660 S. HAGADORN ROAD, SUITE 32O
                               EAST LANSING, MI
                                (517) 324-8940
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ------------------------------

                                   COPIES TO:
      DAVID F. DIETZ, P.C.                           MARK G. BORDEN, ESQ.
      JOHN B. STEELE, ESQ.                      THOMAS L. BARRETTE, JR., ESQ.
  GOODWIN, PROCTER & HOAR  LLP                       HALE AND DORR LLP
       EXCHANGE PLACE                                 60 STATE STREET
 BOSTON, MASSACHUSETTS  02109-2881              BOSTON, MASSACHUSETTS 02109
       (617) 570-1000                                  (617) 526-6000

                        ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon
as practicable after the Registration Statement becomes effective.
                        ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[_]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[X] File No. 333-77917

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                                   CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                               Proposed           Proposed
Title of Each Class Of                          Amount          Maximum           Maximum         Amount Of
Securities To Be                                To Be       Offering Price       Aggregate       Registration
Registered                                  Registered (1)     Per Share     Offering Price          Fee
=============================================================================================================
Common Stock, $.0001 par value per share    1,293,750 Shares   $15.00           $19,406,250       $5,395
=============================================================================================================

(1) Includes 168,750 shares of Common Stock which the underwriters have the option to purchase solely to cover over-allotments, if any.

================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the Registration Statement on Form S-1 filed by Voyager.net, Inc. with the Securities and Exchange Commission (File No. 333-77917) pursuant to the Securities Act of 1933 is incorporated by reference into this Registration Statement.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 21, 1999.

                                          Voyager.net, Inc.

                                                  /s/ Christopher P. Torto
                                          By:__________________________________
                                                   Christopher P. Torto
                                                       President and
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Christopher P. Torto          President, Chief Executive    July 21, 1999
______________________________________  Officer and Director
         Christopher P. Torto           (Principal Executive
                                        Officer)

                  *                    Chief Financial Officer       July 21, 1999
______________________________________  (Principal Financial
         Dennis J. Stepaniak            Officer and Principal
                                        Accounting Officer)

                  *
______________________________________ Director                      July 21, 1999
           Glenn R. Friedly

                  *
______________________________________ Director                      July 21, 1999
            John G. Hayes

                  *
______________________________________ Director                      July 21, 1999
        Christopher S. Gaffney

______________________________________ Director                      July 21, 1999
           Gerald H. Taylor

     /s/ Christopher P. Torto
*By:_____________________________
        Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit No.   Description of Exhibit
-----------   ----------------------

    5.1       Opinion of Goodwin, Procter & Hoar  LLP.
    23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
    23.2      Consent of PricewaterhouseCoopers LLP.